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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           GOLF TRUST OF AMERICA, INC.
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             (Exact name of registrant as specified in its charter)

                Maryland                                    33-0724736
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  (State of Incorporation or Organization)               (I.R.S. Employer
                                                     Identification Number)


14 North Adger's Wharf, Charleston, South Carolina            29401
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   (Address of Principal Executive Offices)                (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates: ______________________________
                 (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
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   PREFERRED STOCK PURCHASE RIGHTS                AMERICAN STOCK EXCHANGE
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Securities to be registered pursuant to Section 12(g) of the Act:


                                    none
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                              (Title of Class)

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ITEM 1.  DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED.

                  A description of the Preferred Stock Purchase Rights of Golf Trust of America, Inc. (the "Company") is contained in a Current Report on Form 8-K, dated August 6, 1999 and filed with the Securities and Exchange Commission (the "SEC") on August 30, 1999, and such description is incorporated herein by reference.



ITEM 2.  EXHIBITS.

Exhibit No.                Description
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     1                     Shareholder Rights Agreement between the Company and
                           ChaseMellon Shareholder Services, L.L.C., as Rights
                           Agent (including as Exhibit A the form of Articles
                           Supplementary relating to the underlying Series B
                           Junior Participating Preferred Stock; as Exhibit B the form of Rights Certificate; and as Exhibit C the Summary of Rights) (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated
                           August 6, 1999 and filed August 30, 1999 and incorporated herein by reference).



                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         GOLF TRUST OF AMERICA, INC.
                                                 (Registrant)


Date:  August 30, 1999                    By:      /s/ W. Bradley Blair, II
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                                          W. Bradley Blair, II
                                          President and Chief Executive Officer